                                AMENDMENT NO. 1
                            TO EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Employment Agreement (the "Agreement") made as of the 4th day of February, 1997 between Banyan Systems Incorporated, a Massachusetts corporation (the "Company"), and William P. Ferry (the "Employee") is effective as of the ___ day of June 1997.

     The parties hereto agree that the Agreement is hereby amended as follows:

     1. Section 3.2 (a) of the Agreement, which relates to the Employee's "target bonus," is amended to provide that the Company shall pay to the Employee as soon as reasonably practicable $56,250, representing the difference between the amount previously paid as bonus to the Employee ($18,750) and the amount that is the calendar prorated portion through and including the date hereof of the annual target bonus guarantee of $150,000 per year ($75,000). During the remainder of 1997, the Company shall pay to the Employee, in bi-weekly installments, the sum of $75,000, representing the prorated portion of the remaining amount of such annual target bonus guarantee.

     2. The per share exercise price of the stock option granted to the Employee pursuant to Section 3.3(a) of the Agreement is revised to equal $2.25 per share.

     3. The issuance and sale to the Employee of 200,000 shares of Common Stock of the Company pursuant to Section 3.4(a) of the Agreement is hereby rescinded. The Employee shall on the date hereof return to the Company for cancellation the certificate representing such 200,000 shares.

     4. The Company shall pay to the Employee as soon as possible a cash bonus of $400,000, but no later than June 20, 1997.

     5. Subject to Section 6 below, on January 2, 1998, the Company shall issue and sell to the Employee 160,000 shares of Common Stock of the Company ("Restricted Shares"), at a price of $.01 per share, with no restrictions on the Employee's right to sell or otherwise transfer such shares other than restrictions under the Securities Act of 1933, as amended (the "Act"); provided,however, that such shares shall only be issued and sold to the
-------- -------
Employee if the Employee is continuously employed by the Company through and in cluding January 2, 1998 and the Employee has not, as of such date, announced his intention to terminate his employment with the Company. If the Employee is unable, due to restrictions imposed by the Act ("SEC Restrictions"), or unwilling to sell a sufficient number of Restricted Shares to satisfy his federal and state tax obligations with respect to the issuance to him of the Restricted Shares (including his obligation to pay to the Company any withholding taxes upon such issuance), the Company shall lend to the Employee such amounts as are necessary to satisfy such obligations. Such loans shall bear no interest until the SEC Restrictions, if such restrictions exist, lapse and shall bear interest at the prime rate less one percent (1%) after such SEC Restrictions lapse or if no such restrictions exist but Employee is unwilling to sell. Such loans shall be due and payable one (1) year after the issuance of the Restricted Shares, provided that the after-tax proceeds of any earlier sale of the Restricted Shares shall be used to prepay such loans.

     6. In the event of a Change in Control of the Company (as defined in Section 8 of the Agreement) on or before January 2, 1998, the Company shall pay to the Employee a bonus of $400,000 within 14 days of such Change in Control, and the Company shall have no obligation to issue to the Employee the shares referred to in Section 5 above.

     To the extent any provision of this Amendment is inconsistent with any provision of the Agreement, such provision of the Agreement is hereby modified and superseded by the terms hereof. Any term of the Agreement not so modified or superseded shall remain in full force and effect.

     EXECUTED as of the ___ day of June, 1997.


                                   COMPANY:

                                   BANYAN SYSTEMS INCORPORATED



                                   By: /s/ John F. Burton
                                       -----------------------------
                                       Name:  John F. Burton
                                       Title:  Chairman of the Board


                                   EMPLOYEE:



                                       /s/ William P. Ferry
                                       -----------------------------
                                       William P. Ferry


                                      -2-